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                                                                     Exhibit 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GUNTHER INTERNATIONAL LTD.



         GUNTHER INTERNATIONAL LTD., a corporation incorporated under the General Corporation Law of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on March 22, 1978, so that the same shall read, in its entirety, as follows:

                                    ARTICLE I

                                      Name

         The name of the Corporation is:

                           GUNTHER INTERNATIONAL LTD.


                                   ARTICLE II

                                     Purpose

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                   ARTICLE III

                                  Capital Stock

         The total number of shares of all classes of stock which the Corporation has authority to issue is Sixteen Million Five Hundred One Thousand (16,501,000) consisting of (i) Sixteen Million (16,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), (ii) Five Hundred (500) shares of Series B Common Stock, par value $.001 per share (the "Series B Common Stock"), (iii) Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and (iv) Five Hundred (500) shares of Class B Senior Non-Convertible Preferred Stock, par value $.001I per share (the "Class B Preferred Stock"). The number of authorized shams of any such class or classes may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation on the basis specified in Part 1,
Section 2 of this Article III.

                 PART I. COMMON STOCK AND SERIES B COMMON STOCK

                                    Section I
                                   Designation


         There is hereby created a class of Common Stock, $.001 par value per share, designated and known as "Series B Common Stock". The number of authorized shares constituting such class shall be Five Hundred (500).


                                    Section 2
                                  Voting Rights

         The holders of shares of Common Stock and of Series B Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the shareholders of the Corporation, provided, however, that (i) until five years from the closing of the initial public offering of the Corporation's securities, the holders of Series B Common Stock, voting separately as a class, will be entitled to elect that number of directors equal to one more than one half of the total number of directors comprising the Board of Directors of the Corporation, and (ii) the approval of a majority of the outstanding Series B Common Stock voting separately as a class shall be required as to any matters proposed for stockholder approval to amend, modify or terminate the voting rights of Series B Common Stock or to


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create any other class or series of Capital Stock with preferential, senior or superior voting rights.


                                    Section 3
                               Liquidation Rights

         Subject to the prior and superior right of the holders of Preferred Stock or Class B Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock and the holders of Series B Common Stock shall be entitled, on an equal basis, to receive all remaining assets of the Corporation as hereinafter provided: the holders of Series B Common Stock shall be entitled to receive the amount of $.001 per share of Series B Common Stock held, and the holders of Common Stock shall be entitled to divide the remaining assets ratably, on the basis of the number of shares of Common Stock held by each of them.


                                    Section 4
                                    Dividends

         Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject, however to the prior and superior rights of the holders of Preferred Stock. Dividends shall not be paid on the Series B Common Stock.


                                    Section 5
                          Conversion of Series B Common

         Each outstanding share of Series B Common Stock will be converted into one share of Common Stock on January 1, 1999, or prior to January 1, 1999 (i) at the option of the holder, (ii) in the event of a transfer of the shares to anyone other than to the initial shareholders (the "Initial Shareholders") of the initial holder of Series B Common Stock (the "Initial Holder"), or (iii) in the event that more than 50% of the outstanding voting securities of the Initial Holder no longer is owned by the Initial Shareholders.


                          PART II. THE PREFERRED STOCK

         The rights, preferences, privileges and restrictions granted to and imposed upon each class of the Preferred Stock are as follows:


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                               A. PREFERRED STOCK

         Shares of Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

         (i) The designation of such series, which may be by distinguishing number or letter.

         (ii)     The number of shares initially constituting such series.

         (iii) The increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

         (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

         (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be, payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

         (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.


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         (vii)    Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

         (viii) Whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

         (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price.

         (x)      Any other relative rights, preferences and limitations.


                         B. THE CLASS B PREFERRED STOCK

                                    Section 1
                                   Designation

         There is hereby created a class of Preferred Stock designated and known as "Class B Senior Non-Convertible Preferred Stock". The number of authorized shares constituting such class shall be five hundred (500), and such number of authorized shares shall not be changed without the consent of the holder or holders of all outstanding shares of Class B Senior Non-Convertible Preferred Stock.


                                    Section 2
                               Liquidation Rights

         (a) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, each holder of shares of Class B Preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class or series of Preferred Stock ranking junior to the Class


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B Preferred Stock, or the Common Stock of the Corporation, by reason of their ownership thereof, $1,000.00 per shares.

         (b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of the Class B Preferred Stock under subparagraph (a) of this Section 2 are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Class B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         (c) Class B Preferred Stock Priority. All of the preferential amounts to be paid to the holders of the Class B Preferred Stock under this
Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the any other class or series of Preferred Stock which is junior to the Class B Preferred Stock or the holders of the Common Stock or Series B Common Stock in connection with such liquidation, dissolution or winding up.


                                    Section 3
                                   Redemption

         Upon a Redemption Event (as hereinafter defined), each share of Class B Preferred Stock shall be redeemed at a price of $1,000,000 per share (the "Redemption Price"), to the extent the Corporation has funds legally available under the Delaware Stock Corporation Act. The term "Redemption Event" as used herein shall mean the first to occur of:

                  (a) six (6) months after the Corporation completes a sale of its shares which is registered under the Securities Act of 1933, as amended,

                  (b) three (3) years after the date on which the Corporation completes a sale of shares of Class A Preferred Stock for an aggregate purchase price of $1,500,000.00 or more,

                  (c) a conveyance of all or substantially all of the capital stock or assets of the Corporation,

                  (d) a merger of the Corporation with or into another corporation (unless, upon consummation thereof, the holders of voting securities of the Corporation own directly or indirectly greater than fifty percent (50%) of the voting power to elect directors of the surviving or acquiring corporation), or


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                  (e)      six (6) months after the Corporation is required to
         file reports pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         The Corporation shall give notice to each holder of Class B Preferred Stock upon the occurrence of a Redemption Event. Each holder shall surrender his certificate for the Class B Preferred Stock promptly following the receipt of such notice. The Corporation shall pay the Redemption Price in three equal installments due on the third, sixth and ninth months following the Redemption Event.

         If sufficient funds are not legally available to redeem all of the shares of Class B Preferred Stock then due to be redeemed, the number of shares to be redeemed from each holder shall be determined by multiplying such amount held by each holder by a fraction, the numerator of which is the aggregate number of shares which may legally be redeemed on such redemption date and the denominator of which is the aggregate number of shares held by all holders on such redemption date. Any and all unredeemed shares shall be carried forward and redeemed to the full extent of funds the Corporation has legally available therefor at or a later date. The shares of Class B Preferred Stock which are subject to redemption but which have not been redeemed and as to which the Redemption Price is not paid or set aside due to insufficient legally available funds shall continue to be entitled to the dividend, and other rights, preferences and privileges of the Class B Preferred Stock until such shares have been redeemed and the Redemption Price has been paid or otherwise set aside with respect thereto.

         The Corporation shall, to the fullest extent permitted by law, do all things necessary to redeem the Class B Preferred Stock and make the payment therefor required by this Section 3.


                                    Section 4
                           Credits; Special Redemption

         The Corporation has entered into a Development Agreement effective as of April 9, 1987 (as amended from time to time, the "Development Agreement") with Connecticut Innovations, Inc. ("CII"), a copy of which is on file at the offices of the Corporation. The Development Agreement provides that amounts paid to the holders of Class B Preferred stock on account of the Class B Preferred Stock shall be credited against the Corporation's obligations to CII under the Development Agreement. Notwithstanding any other provision hereof, the Corporation's obligations to the holders of the Class B Preferred Stock shall be limited to the amount of the Corporation's obligations to CII outstanding at such time under the Development Agreement. At such time that the Corporation has no further obligations to CII under the Development Agreement then, without any further act or deed, the Corporation may redeem all of the shares of the Class B Preferred Stock then outstanding for an aggregate purchase price of $1.00, such redemption to be effective upon the date the Corporation gives such notice.


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                                    Section 5
                                  Miscellaneous

         The holders of Class B Preferred stock shall have no right to dividends nor, except as required by applicable law, to vote upon any matter submitted to stockholders for a vote.


                               C. RESIDUAL RIGHTS

         All rights accruing to the outstanding shares of capital stock of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


                                   ARTICLE IV

                           Registered Office and Agent

         The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The Corporation's registered agent at such address it The Prentice-Hall Corporation System, Inc.


                                    ARTICLE V

                               Perpetual Existence

         The Corporation is to have perpetual existence.


                                   ARTICLE VI

                               Board of Directors


                                    Section I
                                   Management


         The business and affairs of the corporation shall be managed by the board of directors.


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                                    Section 2
                                    No Ballot

         The directors need not be elected by written ballot unless the Bylaws of the corporation shall so provide,


                                    Section 3
                          Indemnification and Liability

     To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall be indemnified by the corporation and shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VII

                                 Meetings; Books

         Meetings of stockholders may be held within or without the State of Delaware, as amy be designated from time to time by the Board of Directors or in the Bylaws. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State. of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                  ARTICLE VIII

                                     Bylaws

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.


                                   ARTICLE IX

                            Compromise or Arrangement


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         Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Core or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation , as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of this creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of class of stockholders, of this Corporation, as the case may be, an also on this Corporation.


                                    ARTICLE X

                                   Reservation

         The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


                                    Adoption

         This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and adopted by the written consent of the Stockholders of the Corporation in accordance with Section 228 of the Delaware General Corporation Law and in compliance with the provisions of Section 242 and 245 of the Delaware General Corporation Law, written notice of such action having been given in accordance with Section 228(d) of such Law.


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         IN WITNESS WHEREOF, GUNTHER INTERNATIONAL LTD., has caused this certificate to be signed by its president and its seal to be affixed hereto and attested to by its Secretary this 29th day of December, 1993.


                                           GUNTHER INTERNATIONAL  LTD.


                                           /s/ William H. Gunther III
                                           -------------------------------------
                                           President
                                           William H. Gunther III

[Seal]

ATTEST:

/s/ Michael M. Vehlies
------------------------------------
Michael M. Vehlies
Secretary of the Corporation







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